Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-53633, 33-48146, 33-41507, 33-21758 and
333-48391) of Valhi, Inc. of our report dated March 24, 2006 relating to the consolidated financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this on Form 10-K.




PricewaterhouseCoopers LLP


Dallas, Texas
March 24, 2006